                                                                   EXHIBIT 99(a)

PROXY

                        THE BROOKLYN UNION GAS COMPANY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 7, 1997

The undersigned hereby appoints Donald H. Elliott, Alan H. Fishman and Edward D. Miller, and each of them with full power to act alone, the true and lawful attorneys in fact and proxies of the undersigned to vote all shares of Common Stock of THE BROOKLYN UNION GAS COMPANY, a New York corporation (the "Company"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders of the Company to be held at the Opera House, Brooklyn Academy of Music, 30 Lafayette Avenue, Brooklyn, New York 11217, on August 7, 1997, at 3:00 p.m. (local time), and at any and all adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                                                   [SEE REVERSE
                                                                        SIDE]

[X] Please mark
    your votes as in this
    example


--------------------------------------------------------------------------------
THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF BOTH PROPOSALS
--------------------------------------------------------------------------------

1. Adoption of the Amended and Restated Agreement         FOR  AGAINST  ABSTAIN
and Plan of Exchange and Merger, dated as of              [_]    [_]      [_]
June 26, 1997 between Long Island Lighting Company and the Company.


2. Adoption of the Amended and Restated Agreement         FOR  AGAINST  ABSTAIN
and Plan of Exchange, dated as of June 26, 1997           [_]    [_]      [_]
between KeySpan Energy Corporation and the Company.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE BROOKLYN UNION/LILCO AGREEMENT AND THE KEYSPAN EXCHANGE AGREEMENT.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Joint Proxy Statement/Prospectus furnished herewith.

Date:                                                      , 1997
     ------------------------------------------------------

Signature:
          -------------------------------------------------

Signature(s)(if held jointly):
                               ----------------------------

Title or Authority:
                   ----------------------------------------


IMPORTANT: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. If executed by a partnership, this proxy should be signed by an authorized partner.